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                                                             Exhibit B



                           JOINT FILING AGREEMENT


            Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:      February 22, 1996


                              Compagnie Generale
                              d'Industrie et de Participations

                              By: /s/ Ernest Antoine Seilliere
                                  Name: Ernest Antoine SEILLIERE
                                  Title: Chairman and CEO




                              Marine-Wendel

                              By: /s/ Ernest Antoine Seilliere
                                  Name: Ernest Antoine SEILLIERE
                                  Title: Chairman and CEO




                              Wendel-Participations

                              By: /s/ Louis-Amedee de Moustier
                                  Name: Louis-Amedee de MOUSTIER
                                  Title: Managing Director




                              Societe de Gerance
                              de Valeurs Mobilieres

                              By: /s/ Louis-Amedee de Moustier
                                  Name: Louis-Amedee de MOUSTIER
                                  Title: Chairman and CEO